 Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of June 30, 2010, by and among Enable Growth Partners LP ("EGP"), Enable Opportunity Partners LP ("EOP"), Pierce Diversified Strategy Master Fund LLC, Ena ("Pierce") and Crescent International, Ltd. ("Crescent") (collectively the "Sellers" and each, individually a "Seller"), Telanetix, Inc., a Delaware corporation (the "Company") and Weinstein Smith, LLP (the "Escrow Agent").

WHEREAS, pursuant to the Securities Purchase Agreement dated December 28, 2006 (the "December 2006 Purchase Agreement") by and among the Company and the Sellers (as purchasers), the Sellers (as purchasers) collectively purchased Original Issue Discount 6% Senior Secured Convertible Debentures, due December 31, 2008 (the "December 2006 Debentures"), in the original aggregate principal amount of $3.7 million, and Common Stock Purchase Warrants (the "December 2006 Warrants") to originally acquire, in the aggregate, 949,907 shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock").

WHEREAS, pursuant to the Securities Purchase Agreement dated February 12, 2007 (the "February 2007 Purchase Agreement") by and among the Company and the Sellers (as purchasers), the Sellers (as purchasers) collectively purchased Original Issue Discount 6% Senior Secured Convertible Debentures, due December 31, 2008 (the "February 2007 Debentures"), in the original aggregate principal amount of $1.5 million, and Common Stock Purchase Warrants (the "February 2007 Warrants") to originally acquire, in the aggregate, 401,040 shares of Common Stock.

WHEREAS, the Company previously redeemed all of the February 2007 Debentures such that none of the February 2007 Debentures are issued or outstanding as of the date hereof.

WHEREAS, pursuant to the Securities Purchase Agreement dated August 30, 2007 (the "August 2007 Debenture Purchase Agreement"), by and among the Company, EGP, EOP and Pierce (as purchasers), Hudson Bay Fund, LP, ("HBFLP") and Hudson Bay Overseas Fund, Ltd. ("HBOFLTD" and together with HBFLP, "Hudson Bay"), EGP, EOP and Pierce and Hudson Bay collectively purchased Original Issue Discount 6% Senior Secured Convertible Debentures, due June 30, 2009, in the original aggregate principal amount of $8.0 million, and Common Stock Purchase Warrants (the "August 2007 Debenture Warrants") to originally acquire, in the aggregate, 826,190 shares of Common Stock.

WHEREAS, pursuant to the Securities Purchase Agreement dated August 30, 2007 (the "August 2007 Preferred Purchase Agreement"), by and among the Company, EGP, EOP and Pierce (as purchasers) and Hudson Bay, EGP, EOP, Pierce and Hudson Bay collectively purchased an aggregate of 13,000 shares of the Series A Convertible Preferred Stock, par value of $0.0001 per share, of the Company (the "Preferred Stock"), and Common Stock Purchase Warrants (the "August 2007 Preferred Warrants") to originally acquire, in the aggregate, 1,758,008 shares of Common Stock.

WHEREAS, pursuant to the Securities Purchase Agreement dated March 27, 2008 (the "March 2008 Purchase Agreement"), by and among the Company, EGP and Pierce (as purchasers), EGP and Pierce collectively purchased Original Issue Discount 6% Senior Secured Convertible Debentures, due April 30, 2010 (the "March 2008 Debentures"), in the original aggregate principal amount of $3.4 million, and Common Stock Purchase Warrants (the "March 2008 Warrants") to originally acquire, in the aggregate, 814,285 shares of Common Stock.

WHEREAS, pursuant to the Securities Exchange Agreement dated June 30, 2008 (the "Securities Exchange Agreement"), by and among the Company, the Sellers (as purchasers) and Hudson Bay, the Company issued Amended and Restated Senior Secured Convertible Debentures due June 30, 2014, in the original aggregate principal amount of $4.94 million (the "Exchange Debentures"), to the Sellers and Hudson Bay in exchange for all of the shares of the Preferred Stock and all of the December 2006 Debentures, the August 2007 Debentures and the March 2008 Debentures held by such parties.

WHEREAS, pursuant to the Debenture and Warrant Purchase Agreement dated August 13, 2008 (the "August 2008 Purchase Agreement "), by and among the Company and EGP (as purchaser), EGP purchased a Senior Secured Convertible Debenture, due June 30, 2014 (the "August 2008 Debenture"), in the original aggregate principal amount of $2.0 million, and a Common Stock Purchase Warrant (the "August 2008 Warrant") to originally acquire 608,000 shares of Common Stock.

WHEREAS, pursuant to the Securities Purchase Agreement dated October 31, 2008 (the "Enable/Hudson Bay Purchase Agreement") by and among EGP, as purchaser, and Hudson Bay, as seller, EGP purchased the Exchange Debentures, the August 2007 Debenture Warrants and the August 2007 Preferred Warrants then held by Hudson Bay.

WHEREAS, pursuant to the Debenture and Warrant Purchase Agreement dated December 11, 2008 (the "December 2008 Purchase Agreement" and together with the December 2006 Purchase Agreement, the February 2007 Purchase Agreement, the August 2007 Purchase Agreement, the March 2008 Purchase Agreement, the Exchange Agreement and the August 2008 Purchase Agreement, the "Prior Agreements"), by and among the Company and EGP (as purchaser), EGP purchased a Senior Secured Convertible Debenture, due June 30, 2014 (the "December 2008 Debenture" and together with the Exchange Debentures and the August 2008 Debentures, the "Outstanding Debentures"), in the original principal amount of $1.5 million, and a Common Stock Purchase Warrant (the "December 2008 Warrant" and together with the December 2006 Warrants, February 2007 Warrants, the August 2007 Debenture Warrants, the August 2007 Preferred Warrants, the March 2008 Warrants and the August 2008 Warrants, the "Outstanding Warrants") to originally acquire 456,000 shares of Common Stock.

WHEREAS, each Seller owns (i) the outstanding shares of Common Stock set forth opposite such Seller's name on column (4) of the Securities Schedule (the "Outstanding Shares") and (ii) the Outstanding Warrants to purchase that number of shares of Common Stock set forth opposite such Seller's name on column (5) of the Securities Schedule attached hereto.

WHEREAS, pursuant to the Amendment Agreement dated May 8, 2009 among each Seller and the Company (the "May 2009 Amendment Agreement"), each Seller has the right, exercisable in its sole discretion on written notice to the Company (each, a "Notice of Exchange"), from time to time, to exchange (an "Exchange") for no cash consideration, all or a portion of the Outstanding Warrants for shares of Common Stock at a ratio of one share of Common Stock for each 1.063 shares of Common Stock underlying such Outstanding Warrants.

WHEREAS, each Seller desires to sell to the Company or its designee ("Purchaser") and Purchaser desires to purchase from such Seller the aggregate principal amount of the Outstanding Debentures set forth opposite such Seller's name on column (2) of the Securities Schedule attached hereto (the "Purchased Debentures"), on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Purchase of Purchased Debentures.

1.1 Purchase and Sale.

(a) Each Seller hereby agrees to sell to Purchaser, and Purchaser agrees to purchase from such Seller, the Purchased Debentures at the closing (the "Closing").  The aggregate purchase price for the Purchased Debentures shall be $7,500,000 (the "Purchase Price") and the consideration set forth in Section 1.1(b).

(b) In addition to the Purchase Price and in consideration and in exchange for the Purchased Debentures, the Company shall issue to the Sellers, in the aggregate, such number of shares of Common Stock (the "Additional Shares") such that the aggregate number of the Outstanding Shares, the shares issuable upon Exchange of the Outstanding Warrants (in accordance with Section 6.7) and the Additional Shares, shall equal 16,600,526 shares (the "Total Shares"). The Total Shares shall be allocated among the Sellers as set forth on column (8) of the Securities Schedule attached hereto.

1.2 Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date all of the conditions set forth in Section 2 hereof are satisfied (or such other time as the parties may agree), after notification of satisfaction or waiver of the conditions to the closing set forth in Section 2 below at the office of Weinstein Smith, 420 Lexington Avenue, Suite 2620, New York, New York 10170.

1.3 Form of Payment.  On the Closing Date, each of the Sellers and Purchaser shall instruct the Escrow Agent to transfer to each Seller that part of the aggregate Purchase Price set forth opposite such Seller's name on column (3) of the Securities Schedule attached hereto for the Purchased Debentures by wire transfer of immediately available funds in accordance with such Seller's written wire instructions.

1.4 Escrow.

(a) Purchaser and the Sellers hereby appoint the Escrow Agent to serve in such capacity hereunder.  No later than the Closing Date, Purchaser shall cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing the Purchase Price, to be paid to an escrow account of the Escrow Agent set forth on Exhibit A attached hereto (the aggregate amounts received being held in escrow by the Escrow Agent are referred to herein as the "Escrow Amount").  Simultaneously with the execution and delivery of this Agreement, Seller shall promptly deliver to the Escrow Agent (i) the Purchased Debentures (ii) the Outstanding Warrants, (iii) a UCC termination statement terminating Seller's lien on the Company's assets, (iv) any release of security interest that are necessary to release, as of record, the Sellers' security interest in any of the Purchasers' trademarks, patents and copyrights (the "IP Lien Release") or in any other Purchaser's assets as to which the Sellers have a lien, and (v) certificates representing the Pledged Securities under the Amended and Restated Security Agreement dated as of June 30, 2008 among the Company, all of the subsidiaries of the Company, the holders of the Company's Senior secured convertible debentures due June 30, 2014 and issued on the date thereof in the original aggregate principal amount of $26,140,355.91 signatory thereto, their endorsees, transferees and assigns and Enable Growth Partners, LP as agent for the secured parties, and the Security Agreement dated August 30, 2007 among the Company, all of its subsidiaries and the holders of the Company’s original issue discount 6% senior secured convertible debentures due June 30, 2009 and issued on August 30, 2007 in the original aggregate principal amount of $8,001,000 signatory thereto, their endorsees, transferees and assigns (collectively, the "Security Agreements"). The Escrow Agent shall hold the Escrow Amount, Purchased Debentures, the Outstanding Warrants, the UCC termination statement. the IP Lien Release and the certificates for the Pledged Securities in escrow (and any other relevant lien release documents) in accordance with Section 1.4 and (c) below.

(b) The Escrow Agent shall hold the Escrow Amount, the Purchased Debentures, the Outstanding Warrants, the UCC termination statement, IP Lien Release, and any other relevant lien release documents and the certificates for the Pledged Securities delivered to the Escrow Agent pursuant to Section 1 in escrow in accordance with and subject to this Agreement until the receipt of written instructions signed by the Sellers and the Purchaser that the conditions to the Closing have been satisfied (the "Release Instructions").  Upon receipt of the Release Instructions, the Escrow Agent shall release to each Seller that part of the Escrow Amount constituting the Purchase Price set forth opposite such Seller's name on column (3) of the Securities Schedule attached hereto in accordance with written wire transfer instructions received from such Seller, and shall release to Purchaser the Purchased Debentures the Outstanding Warrants, the UCC termination statement, the IP Lien Release, and any other relevant lien release documents and the certificates for the Pledged Securities.

(c) Upon satisfaction of the conditions to Closing and upon notice (the "Delivery Confirmation") from Purchaser to the Sellers that the Escrow Amount has been delivered to the Escrow Agent, the Purchaser together with each of the Sellers shall deliver the Release Instructions.  If Sellers fail to deliver the Release Instructions to the Escrow Agent after delivery by Purchaser to the Sellers of the Delivery Confirmation, Purchaser may, at its option, direct the Escrow Agent to deliver to Purchaser the Purchased Debentures the Outstanding Warrants, the UCC termination statement, the IP Lien Release, and the certificates for the Pledge Securities, and any other relevant lien release documents and if Purchaser so directs the Escrow Agent, contemporaneously with the delivery of the Purchased Debentures the Outstanding Warrants, the UCC termination statement, the IP Lien Release, and any other relevant lien release documents and the certificates for the Pledged Securities to Purchaser, the Escrow Agent shall deliver to the Sellers the Escrow Amount.  If Purchaser fails to deliver the Release Instructions to the Escrow Agent after the Escrow Agent has received the Purchased Debentures the Outstanding Warrants, the UCC termination statement, the IP Lien Release and the certificate for the Pledged Securities and any other relevant lien release documents from the Seller and has received the Escrow Amount from Purchaser, Sellers may instruct the Escrow Agent to deliver to the Sellers the Escrow Amount and if Sellers so instructs the Escrow Agent, contemporaneously with the delivery of the Escrow Amount to Sellers, the Escrow Agent shall deliver to Purchaser the Purchased Debentures the Outstanding Warrants, the UCC termination statement, the IP Lien Release, and any other relevant lien release documents and the certificates of the Pledged Securities.

(d) It is expressly understood that the Escrow Agent acts hereunder as an accommodation to the Purchaser and the Sellers and as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form of execution of such instruments or for the identity, authority or right of any person executing or depositing the same or for the terms and conditions of any instrument pursuant to which the Escrow Agent or the parties may act.

(e) The Escrow Agent shall no have duties or responsibilities except those set forth in this Agreement and shall incur no liability, other than by its own gross negligence, willful misconduct or fraud, in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.  The Purchaser and the Sellers acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement and shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care beyond what Escrow Agent gives its own similar property. The Purchaser and the Sellers hereby jointly and severally agree to indemnify and save the Escrow Agent harmless from and against any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature which may be incurred by the Escrow Agent (including attorneys' fees) by reason of its acceptance of, and its performance under, this Agreement unless caused by the gross negligence, willful misconduct or fraud of the Escrow Agent.  Absent the Escrow Agent's gross negligence, willful misconduct or fraud, the Escrow Agent shall be automatically released from all responsibility and liability under this Agreement upon the Escrow Agent's distribution of the Escrow Amount, the Purchased Debentures,  the Outstanding Warrants, the UCC termination statement, the IP Lien Release and the certificates for the Pledged Securities in accordance with the provisions of this Agreement..

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The Purchaser acknowledges that Escrow Agent represents some or all of the Sellers on other legal matters and has represented the Sellers in connection with this Agreement.

(h) The provisions of this Section 1.4 shall survive any termination of this Agreement.

2. Closing Conditions

2.1 Conditions to Seller’s Obligation to Sell.  The obligation of each Seller hereunder to sell the Purchased Debentures to the Purchaser and to Exchange the Outstanding Warrants (in accordance with Section 6.7) on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for such Seller's sole benefit and may be waived by the Seller at any time in its sole discretion by providing Purchaser with prior written notice thereof:

(a) On or prior to the Closing Date, Purchaser shall have delivered to the Escrow Agent the Escrow Amount.

(b) On or prior to the Closing Date, Purchaser shall have delivered to the transfer agent of the Common Stock an irrevocable letter of instruction to issue via DWAC transfer all of the shares issuable to the Sellers upon Exchange of the Outstanding Warrants (in accordance with Section 6.7) to the Sellers in the amounts set forth in column (6) and all of the Additional Shares to the Sellers in the amounts set forth in column (7) of the securities Schedule attached hereto.

(c) The representations and warranties of Purchaser shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true as of such specified date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

2.2 Conditions to Purchaser's Obligation to Purchase. The obligation of Purchaser hereunder to purchase the Purchased Debentures on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion by providing Seller with prior written notice thereof:

(a) On or prior to the Closing Date, each Seller shall have delivered to the Escrow Agent the Purchased Debentures being purchased in such Closing.

(b) On or prior to the Closing Date, each Seller shall have delivered to the Escrow Agent the Outstanding Warrants.

(c) On or prior to the Closing Date, the Company shall have raised gross proceeds of at least $10,000,000 in a financing transaction (the “Financing”).

(d) The representations and warranties of each Seller shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true as of such specified date), and each Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Closing Date.

3. Seller Representations And Warranties.  Each Seller hereby represents, warrants and covenants, (in the case of EOP, GO and Pierce, severally and jointly, and in the case of Crescent, severally and not jointly), to Purchaser as follows as of the date hereof:

3.1 Due Organization. Seller is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

3.2 Due Authorization and Validity.  Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Seller and shall constitute the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

3.3 No Conflict.  The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Seller, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Seller, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations hereunder.

3.4 No Consent Required.  No consent, approval, permit, order, notification, waiver (including any waiver of a right of first refusal) or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.  There is no agreement, other than this Agreement, to sell all or any portion of the Purchased Debentures or Outstanding Warrants and no person has a right of co-sale or tag-along right that would be triggered hereby.

3.5 Title.  Seller has good and valid title to the Purchased Debentures and the Outstanding Warrants free and clear of lien, mortgage, security interest, pledge, charge or encumbrance of any kind ("Liens").  Delivery of the Purchased Debentures to Purchaser will pass to Purchaser good and valid title to the Purchased Debentures, free and clear of Liens other than under securities laws.

3.6 Own Account.  Seller is acting solely for Seller's own account, and has made Seller's own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for Seller based upon Seller's own judgment and upon advice of such advisors as Seller deems necessary.  Seller acknowledges and agrees that Seller is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any affiliate, employee or agent of Purchaser with respect to the legal, accounting, tax or other implications of this Agreement and that Seller has conducted Seller's own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.  Seller acknowledges that neither Purchaser nor any affiliate, employee or agent of Purchaser is acting as a fiduciary for or an advisor to Seller in respect of this Agreement.

3.7 Purchaser Status. At the time such Seller was offered the Additional Shares, it was, and at the date hereof it is, either (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Seller is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3.8 Experience of Such Purchaser. Such Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Additional Shares, and has so evaluated the merits and risks of such investment. Such Seller is able to bear the economic risk of an investment in the Additional Shares and, at the present time, is able to afford a complete loss of such investment.

3.9 General Solicitation. Such Seller is not purchasing the Additional Shares as a result of any advertisement, article, notice or other communication regarding the Additional Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.10 Restricted Shares. Such Seller understands that the Additional Shares are "restricted securities" and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law. Such Seller (i) is acquiring the Additional Shares as principal for its own account and not with a view to or for distributing or reselling such Additional Shares or any part thereof in violation of the Securities Act or any applicable state securities law, (ii) has no present intention of distributing any of such Additional Shares in violation of the Securities Act or any applicable state securities law, (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Additional Shares (this representation and warranty not limiting such Seller's right to sell the Additional Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law and (iv) is acquiring the Additional Shares hereunder in the ordinary course of its business.

3.11 No Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self regulatory organization or body pending or, to the knowledge of Seller, threatened against or affecting Seller that could reasonably be expected to have a material adverse affect on the ability of Seller to perform its obligations hereunder.

3.12 No Brokers.  Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.13 Non Affiliate.  Neither the Seller nor any of its affiliates is an officer, director or a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).  Neither Seller nor any of its affiliates is, (a) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any material acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries out of the ordinary course of business, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) forming, joining or in any way participating in a "group" (as defined under the 1934 Act) with respect to the Company with respect to the matters set forth in (a) above; (c) otherwise acting, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company; or (d) entering into any discussions or arrangements with any third party with respect to any of the foregoing.  The Purchased Debentures, the Outstanding Shares and the Outstanding Warrants have been continuously held by the Seller for a period of at least twelve (12) months as of the date hereof and constitute all of the securities, whether equity, equity linked, debt or otherwise of the Company owned or held by such Seller.

4. Purchaser Representations And Warranties.  Purchaser hereby represents and warrants to each Seller as follows:

4.1 Due Organization.  Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

4.2 Due Authorization and Validity.  Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and shall constitute the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

4.3 No Conflict.  The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

4.4 No Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self-regulatory organization or body pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser that could reasonably be expected to have a material adverse affect on the ability of Purchaser to perform its obligations hereunder.

4.5 Issuance of Additional Shares.  The Additional Shares are duly authorized and when issued and paid for under the terms of this Agreement will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by Purchaser.  The Total Shares equal 5% of the issued and outstanding shares of Common Stock before such issuance.

4.6 Own Account.  Purchaser is purchasing the Purchased Debentures for cancellation and not with a view to distribution.

4.7 Accredited Investor.  Purchaser is an "accredited investor" (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transaction contemplated herein, and it is able to bear the economic risk of such purchase.

4.8 Status of Purchaser.  Purchaser (i) is a sophisticated person with respect to the sale of the Purchased Debentures; (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Purchased Debentures; and (iii) has independently and without reliance upon the Sellers, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon each Seller's express representations, warranties and covenants in this Agreement.  Purchaser acknowledges that neither Seller has given Purchaser any investment advice, credit information or opinion on whether the purchase of the Purchased Debentures is prudent.

4.9 Restricted Shares.  Purchaser understands that, the Purchased Debentures and the shares of Common Stock underlying the Purchased Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or an exemption from such registration is available.  Purchaser understands that the Purchased Debentures shall bear the legends set forth in the applicable Prior Agreement pursuant to which such security was initially issued and such legends shall not be removed except in accordance with the terms of such Prior Agreement.

4.10 No Brokers.  Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5. Payment of Expenses. Each party hereto shall be liable for its own costs and expenses in connection with the transactions contemplated hereby.

6. Other Agreements.

6.1 Transfer of Purchased Debentures.  Each Seller, for good and valuable consideration, effective as of the Closing Date, hereby assigns, transfers, conveys and delivers to Purchaser all of its right, title and interest in and to the Purchased Debentures, and with respect to the Purchased Debentures, to the Prior Agreements, and agrees to take such actions in the future that are reasonably requested by the Purchaser to effect the foregoing.

6.2 No Shop.  None of the Sellers shall, nor shall any of them authorize or permit, directly or indirectly, any of their respective officers, trustees, directors, employees, investment bankers, financial advisors, accountants, attorneys, brokers, finders or other agents, advisors or representatives (each, a "Representative") to, directly or indirectly: (i) convert or exercise, in whole or in part, the Purchased Debentures or the Outstanding Warrants, respectively, or otherwise effect any similar transaction with respect to the Purchased Debentures or the Outstanding Warrants; or (ii) initiate, solicit, encourage or knowingly take any other action to facilitate (including by way of furnishing information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any proposal or offer from any other person relating to any sale, transfer, pledge, hypothecation or similar transaction involving all or any part of the Purchased Debentures or the Outstanding Warrants; (iii) initiate or participate in any discussions or negotiations, or furnish to any person not a party to this Agreement (other than the Company's designee, if any) any information in furtherance of any inquiries that could reasonably be expected to lead to any such proposal or offer; or (iv) enter into any agreement, arrangement or understanding with respect to any such proposal or offer (including any letter of intent, agreement in principle, memorandum of understanding, confidentiality agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or intended to, or that would reasonably be expected to lead to, any such proposal or offer, or that is intended or that could reasonably be expected to result in the abandonment, termination or failure to consummate the Closing or any other transaction contemplated by this Agreement. Sellers shall promptly notify the Company in writing (as soon as is reasonably practicable, but in any event no later than 24 hours from initial receipt or occurrence) of any offer or proposal referred to in the immediately preceding sentence or any communications (written or oral) with respect to any such offer or proposal (including the material terms and conditions thereof and the identity of the person making the offer or proposal) which any of the Sellers or any of their respective Representatives may receive after the date hereof, and Sellers shall promptly provide to the Company copies of any written materials received and a written summary of any other communications made in connection with the foregoing.

6.3 Release of Claims.  Effective as of the Closing, the Sellers, on the one hand, and Telanetix, on the other hand, each for itself, its agents, affiliates, attorneys, accountants, successors and assigns, fully and forever waives, releases and discharges the other and its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, "Releasees"), with respect to any and all claims, rights, liabilities and causes of action, payment or contracts, claims, counterclaims, demands, damages, liabilities, actions, causes of action, suits, debts, duties, dues, sums of money, costs, expenses, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, variances, trespasses, judgments, extents, liens and executions of every nature, kind or description past, present or future, at law, in equity or otherwise, whether now known or unknown, liquidated or unliquidated, fixed or contingent (including any claims for indemnification and contribution based on acts, omissions or occurrences on or prior to the date of execution of this Agreement), which have arisen, occurred or existed at any time prior to the Closing Date, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to the Purchased Debentures the Outstanding Warrants or the Prior Agreements.

6.4 Litigation and Administrative Proceedings/No Assignment of Claims.  The Sellers and Purchaser acknowledge that they are not aware of any claims and causes of action against the Company which currently exist or have existed prior to the date hereof and that they are unaware of any litigation, proceeding or investigation pending or threatened against the Company.  The Sellers and Purchaser each acknowledge and agree that they have not assigned any claim or filed any charge or action against the Company and that they will not assign any claim they have had in the past or now have against the Company.

6.5 No Interest in Other Securities.  On or after the Closing Date, if it is determined that any Seller owned immediately prior to the Closing Date securities, whether equity, equity linked, debt or otherwise of the Company other than the Purchased Debentures, the Outstanding Shares and the shares issuable upon Exchange of the Outstanding Warrants and has therefore breached its representations and warranties set forth in the last sentence of Section 3.13(d), such Seller shall be deemed to have assigned and transferred its entire right, title and interest to such securities to Purchaser for no additional consideration, effective as of the Closing Date.

6.6 Release of all Security Interest.  Effective as of the Closing Date, the Sellers agree (a) all of the Sellers' security interests and liens granted by or arising under the Security Agreements, are without further action, hereby released and discharged and the Purchaser, or its designee, are hereby authorized to execute and file such UCC-3 termination statements and any other instruments as may be necessary or advisable to effect such release and (b) to execute and deliver, upon request of the Purchasers, any additional UCC termination statements, lien releases, re-assignment of trademarks, mortgage satisfactions, discharge of security interest and other similar discharge or release documents as are necessary or advisable to release, as of record, the security interests, financing statements and all other notices of security interest and liens previously filed or otherwise held by the Sellers.

6.7 Notice of Exchange. The delivery of this Agreement to the Escrow Agent by the Sellers shall, as of the Closing, constitute and be deemed to be a Notice of Exchange as to all of such Seller's Outstanding Warrants the Exchange of which for shares of Common Stock in accordance with the May 2009 Amendment Agreement results in such Seller being entitled to receive no more than the number of Total Shares such Seller is entitled to receive hereunder and to the extent the Exchange of all of such Seller's Outstanding Warrants would entitle the Seller to receive more than the number of Total Shares such Seller is entitled to receive hereunder, such Seller is not effecting an Exchange of such Outstanding Warrants and agrees and acknowledges that such Outstanding Warrants, as of the Closing, shall be extinguished and all rights and obligations of the parties thereunder shall be automatically terminated.

7. Termination.

7.1 Termination.  This Agreement may be terminated at any time prior to the Closing Date as follows:

(a) by mutual written consent of the parties;

(b) by either Sellers or the Company, if July 15, 2010 (the "Outside Date") shall have occurred and the Closing has not been consummated; provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement was the primary cause of, or resulted in, the failure of the Closing to be consummated on or before the Outside Date;

(c) by the Company, if the Company does not raise gross proceeds of at least $10,000,000 in the Financing.

7.2 Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1(a) this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto except that the provisions of this Section 7.2 shall survive any such termination; provided, however, that nothing herein shall relieve any party hereto from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

8. Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Sellers:

Enable Growth Partners LP
One Ferry Building, Suite 255
San Francisco, CA 94111
Telephone: (415) 677-1579

Facsimile:  (415) 677-1580

Attention: Mitch Levine

with a copy (for informational purposes only) to:

Weinstein Smith LLP
420 Lexington Avenue
New York, New York 10170
Telephone:  (212) 931-8704
Facsimile:  (212) 401-4741
Attention:  Robert F. Charron

If to Purchaser:

Telanetix, Inc.
11201 SE 8th Street, Suite 200
Bellevue, Washington 98004
Telephone: (206) 331-1010
Facsimile:  (425) 646-9078
Attention: Douglas N. Johnson

with a copy (for informational purposes only) to:

Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, California 92130
Telephone:  (858) 720-7469
Facsimile:  (858) 523-6705
Attention:  James A. Mercer, III

If to Escrow Agent:

Weinstein Smith LLP
420 Lexington Avenue
New York, New York 10170
Telephone:  (212) 931-8704
Facsimile:  (212) 401-4741
Attention:  Robert F. Charron

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by Seller's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i) or (ii) above, respectively.

9. Governing Law; Submission to Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among Purchaser, the Sellers, their affiliates and persons acting on their behalf with respect to the matters discussed herein. Other than this Agreement and the agreements referenced herein, there are no other oral or written agreements with respect to the matters discussed herein or that directly or indirectly relate to the Company or any securities, whether equity, equity linked, debt or otherwise, of the Company, whether or not among the Company, the Sellers, their affiliates and persons acting on their behalf, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein.  Except as specifically set forth herein or therein, neither the Sellers nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

11. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

13. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and may be relied upon by the investor in the Financing who are expressly made third party beneficiaries hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than the investor in the Financing.

15. Further Assurances.  Each party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16. Successors.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Debentures.

17. Survival.  Unless this Agreement is terminated by mutual consent of the Sellers and Purchaser, the representations and warranties of Sellers and Purchaser contained in Section 3 and 4 shall survive the Closing Date and the delivery of the Purchased Debentures or the Outstanding Warrants, as applicable.

18. Counterparts.  This Agreement may be executed in one or more counterparts and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.  Each such counterpart shall be deemed an original, but all of which, taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, Purchaser, each Seller and the Escrow Agent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SELLERS:
ENABLE GROWTH PARTNERS LP By: /s/ Mitch Levine Mitch Levine, Authorized Signatory	PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA By: /s/ Mitch Levine Mitch Levine, Authorized Signatory
ENABLE OPPORTUNITY PARTNERS LP By: /s/ Mitch Levine Mitch Levine, Authorized Signatory	CRESCENT INTERNATIONAL, LTD. By: /s/ Maxi Brezzi Maxi Brezzi, Authorized Signatory
COMPANY:	ESCROW AGENT:
TELANETIX, INC., A DELAWARE CORPORATION By: /s/ Douglas N. Johnson Douglas N. Johnson, CEO	WEINSTEIN SMITH LLP, as Escrow Agent By: /s/ Joseph A. Smith Name: Joseph A. Smith Title: Authorized Signatory

Seller (1)	Current Principal Amount of Purchased Debentures (2)	Purchase Price (3)	# of Shares of Common Stock Outstanding (4)	# of Shares of Common Stock Subject to Outstanding Warrants (5)	# of Shares of Common Stock Being Issued on Exchange of Outstanding Warrants (6)	# of Additional Shares (7)	# of the Total Shares (8)
Enable Growth Partners LP	$24,702,487	$6,248,669	159,358	9,959,571	9,369,305	4,302,162	13,830,825
Enable Opportunity Partners LP	$3,366,975	$851,700	59,960	1,375,042	1,293,548	531,648	1,885,156
Pierce Diversified Strategy Master Fund LLC, Ena	$882,772	$223,303	--	358,425	337,183	157,077	494,260
Crescent International, ltd.	$697,066	$176,328	--	576,771	390,285	--	390,285
Total	$29,649,300	$7,500,000			11,390,321	4,990,887	16,600,526

EXHIBIT A

Weinsten Smith LLP	Bank Name:
Swift Code#:
Bank Address:
ABA Number:
Account Name:
Account Number: